UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            PEOPLE'S LIBERATION, INC.
             (Exact Name of Registrant as Specified in Its Charter)


            DELAWARE                                             86-0449546
(State or Other Jurisdiction of                              (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)

                          150 WEST JEFFERSON BOULEVARD
                             LOS ANGELES, CALIFORNIA               90007
                     (Address of Principal Executive Offices)   (Zip Code)

                            2005 STOCK INCENTIVE PLAN
                            (Full Title of the Plans)

                                  DARRYN BARBER
               CHIEF FINANCIAL OFFICER AND CHIEF OPERATING OFFICER
                            PEOPLE'S LIBERATION, INC.
                          150 WEST JEFFERSON BOULEVARD
                          LOS ANGELES, CALIFORNIA 90007
                     (Name and Address of Agent for Service)

                                 (213) 745-2123
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                               JOHN MCILVERY, ESQ.
                         STUBBS ALDERTON & MARKILES, LLP
                       15260 VENTURA BOULEVARD, 20TH FLOOR
                         SHERMAN OAKS, CALIFORNIA 91403

                         CALCULATION OF REGISTRATION FEE

=========================== =============== ================== ==================== ==================
     Title of Each Class                     Proposed Maximum    Proposed Maximum
        of Securities        Amount to be     Offering Price    Aggregate Offering      Amount of
       To Be Registered      Registered (1)     Per Share (2)        Price (2)       Registration Fee
--------------------------- --------------- ------------------ -------------------- ------------------
Common Stock, par value
   $.001 per share.........    3,500,000           $1.06            $3,710,000           $396.97
--------------------------- --------------- ------------------ -------------------- ------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration.
(2) Determined in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the Registration Fee, on the basis of the average of the bid and ask prices per share of Common Stock of the Registrant on June 1, 2006.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The document(s) containing the information specified in Part I will be sent or given to participants as specified by Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents previously filed by the Registrant with the Securities and Exchange Commission are incorporated in this Registration Statement by reference:

         (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 (File #: 000-16075) as amended on April 12, 2006, April 17, 2006 and April 18, 2006;

         (b) The Registrant's Quarterly Report on Form 10-QSB for the three months ended March 31, 2006 (File #: 000-16075);

         (c) The Registrant's Current Reports on Form 8-K filed on January 9, 2006 (File #: 000-16075), March 8, 2006, and May 15, 2006 (File #: 000-16075);

         (d) The description of the Registrant's common stock as set forth in its registration statement on Form SB-2 on file with the Commission (File #:
333-130930), including any amendments or reports filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.     DESCRIPTION OF SECURITIES.

            Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Not applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law provides in relevant part that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding had no reasonable cause to believe such person's conduct was unlawful.

         In addition, Section 145 provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Delaware law further provides that nothing in the above-described provisions shall be deemed exclusive of any other rights to indemnification or advancement of expenses to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         Article Fifth, paragraph D of the Registrant's certificate of incorporation states that no director shall have personal liability to the Registrant or to its stockholders for monetary damages for breach of fiduciary duty as a director. However, the provision does not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporations law, or (iv) for any transaction from which the director derived an improper personal benefit.

         Article IX, Section 1 of the Registrant's bylaws states that it shall indemnify any person who was, or is threatened to be, made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a Director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a Director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the extent and under the circumstances permitted by the General Corporation Law of the State of Delaware. Such indemnification (unless ordered by a court) shall be made as authorized in a specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in the General Corporation Law of the State of Delaware. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (3) by our stockholders.

         In  addition  to  the  indemnification  required  in  the  Registrant's certificate of incorporation and bylaws, the Registrant has entered into indemnity agreements with each of its current officers and directors. These agreements provide for the indemnification of the Registrant's directors and officers for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were the Registrant's agents. The Registrant believes these indemnification provisions and agreements are necessary to attract and retain qualified directors and officers.

ITEM 7.     EXEMPTION FROM REGISTRATION.

            Not applicable.

ITEM 8.     EXHIBITS.

         THE  FOLLOWING   EXHIBITS  ARE  FILED  AS  PART  OF  THIS  REGISTRATION
STATEMENT:

         4.1 Restated Certificate of Century Pacific Corporation filed January 13, 1986 (1)

         4.2      Certificate of Amendment filed August 22, 1986 (1)

         4.3      Certificate of Amendment filed June 14, 1989 (1)

         4.4 Certificate for Renewal and Revival of Charter filed January 31, 1995 (1)

         4.5 Certificate of Amendment of Certificate of Incorporation filed April 6, 1995 (1)

         4.6 Certificate of Amendment of Certificate of Incorporation of Century Pacific Financial Corporation filed December 2, 1996
                  (1)

         4.7      Certificate  for Renewal and Revival of Charter  filed May 18,
                  2004 (1)

         4.8 Certificate of Amendment the Certificate of Incorporation of Century Pacific Financial Corporation dated June 28, 2005 (2)

         4.9 Certificate of Amendment of Certificate of Incorporation filed January 5, 2006 (1)

         4.10     Bylaws of People's Liberation, Inc. (1)

         4.11     2005 Stock Incentive Plan.

         5.1      Opinion of Stubbs Alderton & Markiles, LLP.

         23.1     Consent of Grobstein Horwath & Company.

         23.2     Consent  of Stubbs  Alderton  &  Markiles,  LLP  (included  in
                  Exhibit 5.1).

         24.1 Power of Attorney (included as part of the Signature Page of this Registration Statement).

----------
(1) Filed previously as an exhibit to the Registrant's Registration Statement on Form SB-2 (File No. 333-130930) filed on January 9, 2006.

(2) Incorporated by reference to the Registrant's Current Report on Form 8-K (dated June 28, 2005), filed July 1, 2005.

ITEM 9.     UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                  (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Los Angeles, California, on this 1st day of June, 2006.

                                  PEOPLE'S LIBERATION, INC.
                                  (Registrant)

                                  By:    /S/ DARRYN BARBER
                                       --------------------------------------
                                       Darryn Barber
                                       Chief Financial Officer and Chief
                                       Operating Officer (Principal Financial
                                       and Accounting Officer)

                                POWER OF ATTORNEY

          Each person whose signature appears below constitutes and appoints each of Daniel Guez and Darryn Barber as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file a new registration statement under Rule 461 or Instruction E of Form S-8 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

SIGNATURE                     TITLE                                 DATE

     /S/ DANIEL GUEZ          Chairman of the Board, Chief          June 1, 2006
---------------------------   Executive Officer,President and
Daniel Guez                   Secretary (Principal Executive
                              Officer)

     /S/ DARRYN BARBER        Chief Financial Officer and           June 1, 2006
---------------------------   Chief Operating Officer
Darryn Barber                 (Principal Financial and
                              Accounting Officer)


     /S/ KEVIN KEATING        Director                              June 1, 2006
---------------------------
Kevin Keating

     /S/ DEAN OAKEY           Director                              June 1, 2006
---------------------------
Dean Oakey

                                  EXHIBIT INDEX


      EXHIBIT NO.                  EXHIBIT DESCRIPTION
      ----------  --------------------------------------------------------------

         4.1 Restated Certificate of Century Pacific Corporation filed January 13, 1986 (1)

         4.2      Certificate of Amendment filed August 22, 1986 (1)

         4.3      Certificate of Amendment filed June 14, 1989 (1)

         4.4 Certificate for Renewal and Revival of Charter filed January 31, 1995 (1)

         4.5 Certificate of Amendment of Certificate of Incorporation filed April 6, 1995 (1)

         4.6 Certificate of Amendment of Certificate of Incorporation of Century Pacific Financial Corporation filed December 2, 1996
                  (1)

         4.7      Certificate  for Renewal and Revival of Charter  filed May 18,
                  2004 (1)

         4.8 Certificate of Amendment the Certificate of Incorporation of Century Pacific Financial Corporation dated June 28, 2005 (2)

         4.9 Certificate of Amendment of Certificate of Incorporation filed January 5, 2006 (1)

         4.10     Bylaws of People's Liberation, Inc. (1)

         4.11     2005 Stock Incentive Plan.

         5.1      Opinion of Stubbs Alderton & Markiles, LLP.

         23.1     Consent of Grobstein Horwath & Company.

         23.2     Consent  of Stubbs  Alderton  &  Markiles,  LLP  (included  in
                  Exhibit 5.1).

         24.1 Power of Attorney (included as part of the Signature Page of this Registration Statement).

----------
(1) Filed previously as an exhibit to the Registrant's Registration Statement on Form SB-2 (File No. 333-130930) filed on January 9, 2006.

(2) Incorporated by reference to the Registrant's Current Report on Form 8-K (dated June 28, 2005), filed July 1, 2005.


                                      EX-1